PURCHASE, SALE AND ASSIGNMENT AGREEMENT

THIS PURCHASE, SALE AND ASSIGNMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of August, 1997, by and between TRANSAMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation, with its principal place of business at Two Continental Towers, 1701 Golf Rd., Rolling Meadows, Illinois, 60008 (the "Buyer"), and TITAN MOTORCYCLE COMPANY OF AMERICA, an Arizona corporation, with its principal place of business at 2222 West Peoria, Phoenix, Arizona 85029 (the "Seller").

WHEREAS, Seller is the owner and holder of certain Loan Documents (as defined below) and Seller desires to sell and assign to Buyer certain of its right, title and interest in, to and arising under the Loan Documents; and

WHEREAS, Buyer desires to purchase and take an assignment of such Loan Documents on the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and the mutual undertakings herein, the parties agree as follows:

1.   DEFINITIONS

     A. "Closing" means the payment in full of the Purchase Price to Seller and the transfer to Buyer of all property and rights of Seller contemplated herein.

     B. "Collateral" means all assets of a Dealer as of the Purchase Date in which Seller has a security interest to secure the performance of a Dealer's obligations with respect to the Represented Value under the Loan Documents, including without limitation all Inventory and proceeds thereof.

     C. "Dealer" means any person, firm or corporation identified on the attached Exhibit A that purchased Inventory from Seller at wholesale prior to the Purchase Date.

     D. "Final Date" means September 15, 1997.

     E. "Inventory" means all Titan motorcycles of a Dealer which were sold at wholesale by Seller to such Dealer prior to the Purchase Date as identified by model and serial number on the attached Exhibit A, and all proceeds thereof.

     F. "Loan Documents" mean those portions of any documentation between Seller and Dealer and any "credit file" or other file Seller may have with respect to each Dealer evidencing or relating to the Represented Value for such Dealer including without limitation Seller's right to payment for the sale of Inventory to a Dealer or the security interest granted to Seller by Dealer to secure such extensions of credit and any guaranties of such extensions of credit. The Loan
Documents  may  include  but  shall  not  be  limited  to  inventory   financing
agreements,  notes, trust receipts,  invoices evidencing the sale or shipment of
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goods,  program letters,  chattel paper,  certificates of title,  manufacturer's statement of origin, Uniform Commercial Code financing statements, rights under insurance policies, subordination agreements, personal or corporate guaranties, amendments or other writings entered into between Seller and Dealer or executed by either of them on or prior to the Purchase Date.

     G. "Purchase Date" means the first day of August, 1997, or any other date agreed on by the parties in writing.

     H. "Purchase Price" means the aggregate amount of the Represented Values on the Purchase Date, which shall equal ____________________ ($____).

     I. "Represented Value" means the aggregate amount of the Seller's right to principal payments from each Dealer under the terms of the Loan Documents as of the Purchase Date as listed on Exhibit A attached hereto and the right to payment of all interest and charges after the Purchase Date which are or will be due in connection therewith.

2.   AGREEMENT TO PURCHASE, SELL AND ASSIGN

     A. Subject to the Closing, Seller shall on the Purchase Date, and hereby does sell, assign, transfer and convey to Buyer on the Purchase Date and Buyer shall and hereby does agree to purchase and accept, all of Seller's right, title and interest in, to and arising under the Loan Documents to the extent of the Represented Value and the Collateral (collectively, the "Rights").

     B. On or before the Closing, Seller shall deliver to Buyer copies of all of the applicable Loan Documents.

     C. As soon as practicable after Closing, Seller shall mark its books and records to indicate that the Rights have been sold and assigned to Buyer.

     D. If requested by Buyer after the earlier of (i) the Final Date or (ii) with respect to any particular Dealer, an acceptable Dealer audit, Seller shall execute any assignment, amendment, continuation or termination or any UCC financing statement in any jurisdiction reasonably necessary to carry out the intent of this Agreement, including an assignment of its UCC financing statement for each Dealer, with respect to the Collateral.

3.   FURTHER RIGHTS

     A. Immediately after Closing, the Seller shall join with Buyer in sending a notice in a form similar to the attached Exhibit B to inform each Dealer of this Agreement and Seller's assignment to Buyer hereunder of the Rights. Each Dealer shall be directed to make all payments to Buyer for amounts owed with respect to the Represented Value after the Purchase Date.

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     B. Upon request of Buyer after  Closing,  Seller shall  execute any further documents reasonably necessary to effectuate the Purchase, Sale and Assignment, as well as to carry out any further intent of this Agreement.

     C. If it becomes necessary for Buyer to demonstrate the validity of Buyer's right or interest in, to or under the Rights, in a court of law or otherwise, Seller agrees to immediately deliver to Buyer, upon request, the original Loan Documents or certified copies of the same and any other evidence to assist Buyer in proving its interest in, to and under the Rights. Buyer shall return such Loan Documents to Seller as soon as possible.

4.   PURCHASE DATE

     On the Purchase Date, Buyer shall pay the Seller the Purchase Price in full and by funds wired to Seller's account.

5.   DEALER AUDITS

     A. During the period of time between the Purchase Date and the Final Date, Buyer may visit the place of business of each Dealer to confirm the amount of the Represented Value in connection with each Dealer, that such Represented Value is fully collateralized, to determine if the Dealer is in default under the terms of the Loan Documents and to determine if any breach of the Seller's representations, covenants or warranties thereunder has occurred (the "Dealer Audit"). Specifically, during each Dealer Audit, Seller authorizes Buyer to contact Dealer to verify that the amount of the Represented Value in relation to that Dealer is true and correct, or, at its sole option, Buyer may request written confirmation from Dealer of the Dealer's Represented Value. Furthermore, during the Dealer Audit, Buyer may verify that the items of Inventory securing the Represented Value are present at each Dealer's place of business and have not been sold.

     B. As Buyer performs its Dealer Audits, Buyer shall determine whether Loan Documents applicable to a Dealer shall be accepted for purchase by Buyer (an "Approved Dealer") or whether Loan Documents applicable to a Dealer shall not be accepted for purchase by Buyer (an "Unapproved Dealer"). Buyer shall communicate the results of its Dealer Audits to Seller no later than the Final Date. Buyer may not conclude that a Dealer is Unapproved Dealer unless the conclusion is commercial reasonable, which shall mean that either: (i) the Dealer is in default under any of its Loan Documents, (ii) the amount of the Represented Value cannot be confirmed; (iii) all of the items of Inventory securing the Represented Value are not a Dealer's location; or (iv) the Dealer does not meet TCFC's credit criteria for an on-going financing facility.

With respect to any Unapproved Dealer, Buyer shall notify Seller as soon as possible of the specific reason(s) why the Dealer is an Unapproved Dealer.

     C. If in the course of performing the Dealer Audits, Buyer determines that:

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          (i) A Dealer is an Unapproved Dealer, or;

          (ii) Seller has materially breached any of its representations, warranties or covenants set forth in Section 7 herein,

Seller shall, upon demand, repurchase all of Buyer's right, title and interest in, to and under the Rights for any such Dealer(s), by paying Buyer, in full and by check, an amount equal to the Represented Value relating to such Dealer(s), less any payment(s) received by the Buyer with respect to the Represented Value of such Dealer(s). On the date Seller repurchases the Rights, Buyer shall deliver to Seller a certificate signed by Buyer's Group Credit Manager that certifies the amounts, if any, received by Buyer with respect to all repurchased Rights. Concurrently, with Buyer receiving Seller's payment in full for repurchased Rights, Buyer shall assign to Seller, without recourse or warranty, with the exception of a limited warranty that the Rights are free and clear of all claims, liens and encumbrances created by Buyer, all of Buyer's right, title and interest in, to and under the Rights for any such Dealer(s). At any time on Seller's demand, Buyer shall sign any documents and take any steps reasonably necessary to assign the repurchased Rights and Loan Documents back to Seller by documents that are reasonably acceptable to Buyer.

6.   COLLECTION UNDER THE LOAN DOCUMENTS

     After the Purchase Date, Buyer shall collect from each Dealer all amounts due under the Loan Documents with respect to the Represented Value in accordance with the terms thereof. Buyer may, at any time, without notice to or further consent of Seller, renew and extend the time of payments, and compromise or adjust claims arising under the terms of the Loan Documents or the Collateral covered thereby and waive or modify performance of such terms and conditions of the Loan Documents with each Dealer as Buyer, in its sole discretion, may determine to be reasonable. No such renewal, extension, compromise, adjustment, waiver or modification shall affect the liability of Seller hereunder, including without limitation Seller's liability for the representations, warranties and covenants herein; provided, however, if Buyer materially alters or irrevocably eliminates, the right to payment of the Represented Value or any security interest in the Inventory related thereto, without the prior written consent of Seller, Seller shall not be obligated to repurchase such Rights.

7.   SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     Seller hereby represents, warrants and covenants to Buyer that as of the Purchase Date and until the Purchase Price has been repaid in full to Buyer.

     A. The Loan Documents comply with all applicable federal, state and local laws and regulations.

     B. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full power, authority and legal right to execute and deliver this Agreement and to perform and observe

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the terms and provisions  hereof and thereof,  without resulting in any conflict with or breach of any instrument or agreement to which Seller is a party or by which it is bound, nor to the best of Seller's knowledge will the transfer be in violation of any governmental regulation, decree or rule of any kind which Seller may be subject to. To the best of Seller's knowledge, no litigation or administrative proceeding is pending which would restrain, set aside or
invalidate  the   transactions   or  the  sale  and  assignment  of  the  Rights
contemplated by Seller and Buyer herein.

     C. Seller has taken all necessary action or authorized the execution and delivery of this Agreement and the performance of all the terms and conditions hereunder.

     D. All information provided or to be provided to Buyer by Seller in connection with or pursuant to this Agreement is materially true and correct.

     E. Seller has good and marketable title to all of the Rights and writings described hereunder, free and clear of all liens, claims or security interests, and possesses the right to transfer and assign the Rights to Buyer. On or before Closing, Seller shall take any and all actions necessary to complete the Purchase, Sale and Assignment, and thereby sell, transfer and assign its right, title and interest in the Rights to Buyer.

     F. Each of the Loan Documents and all instruments and documents pertaining thereto, and all related security, constitute bona fide transactions and obligations entered into by each Dealer with Seller, and are valid, binding and legally enforceable under the current laws of the states in which they originated (subject to bankruptcy laws and any other laws that generally protect the rights of debtors) and are not subject to any defense, offset or counterclaim to or by any Dealer. No settlement, payment or compromise has been made, entered into or agreed to be entered into by Seller that would change the Represented Value due Seller from any Dealer under any of the Loan Documents as of the Purchase Date, the Final Date or at any time thereafter.

     G. The Loan Documents evidence a perfected first priority purchase money security interest in each item of Inventory.

     H. No Inventory securing the Loan Documents has been repossessed or is the subject of any insurance claim presently pending. None of the Dealers are materially in default under the terms of any of the related Loan Documents.

     I. Seller has not received any notice of charges made or notice of any complaint filed against Seller stating that Seller is not in compliance with any law, regulation or order applicable to or affecting the Loan Documents.

     J. All taxes assessable against or relating to the Loan Documents which are due or may become due on or before the Purchase Date to any governmental authority having the right to assess such taxes, have been paid, or will be paid by Seller.

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     K. Buyer  shall have no  obligation  to finance  any  Dealer's  purchase of
Inventory if Buyer, in its sole discretion, determines that a Dealer does not meet Buyer's then current credit criteria, which may change from time to time at Buyer's sole discretion.

     L. In the event of material breach of any of the representations, warranties and covenants in this Section 7 or of any other term or condition of this Agreement, Seller will promptly, upon receipt of notice from Buyer to do so, pay Buyer an amount equal to the damages suffered by Buyer as a result including, but not limited to, the amount of any Represented Value which remains owing from a dealer(s) and any other charges relating thereto. Alternatively, at Buyer's sole discretion, Buyer may request Seller to repurchase all of the Rights related to any such breach and pay in full and by check, an amount equal to the Represented Value for such Dealer, less any payments received by Seller, plus interest from the Purchase Date at the rate set forth in the Loan Documents, and upon receipt of such payment in full, Buyer shall assign to Seller, without recourse and without warranty, such related Rights. At any time, on Seller's request, Buyer shall sign any documents and take any steps reasonably necessary to assign the repurchased Rights and Loan Documents back to Seller by documents that are reasonably acceptable to Buyer.

     M. Seller will save, defend, and hold Buyer harmless from any damage, loss, claim or expense as a result of the breach of any of Seller's representations, warranties or covenants contained herein, or due to Seller's failure to meet any obligations under the provisions of this Agreement.

8.   TRANSFER OF TITLE FROM SELLER TO BUYER

     A. The obligation of Buyer to Close under this Agreement is subject to the following conditions:

          (i) That the representations, warranties and covenants of Seller contained in this Agreement shall be true and correct on the Purchase Date hereof, and;

          (ii) That Seller will have delivered to Buyer on or prior to the Purchase Date the instruments, documents and materials described in Section 2 herein, in a form reasonably satisfactory to Buyer.

     B. The obligation of Seller to transfer its right, title and interest under the Loan Documents on the Purchase Date is subject to the Buyer having delivered to Seller the full amount of the Purchase Price in the form of a cashier's check or funds wired to Seller's designated bank account.

9.   SURVIVAL OF WARRANTIES

     All representations and warranties made herein shall be deemed to have been made as of the date of this Agreement and the Closing Date. Seller's representations and warranties shall continue in effect notwithstanding the

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Closing or any examination,  audits or investigations  made at any time by or on behalf of Buyer, for a period not to exceed the greater of the original term of each of the Loan Documents or the period of any statute of limitations applicable to each of the Loan Documents pursuant to its original terms.

10.  NOTICES

     A. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if delivered or mailed by registered or certified mail, postage prepaid, and pending written notice to the other of a different address, addressed as follows:

          (i)  If to Buyer:

               Richard Strickler,
               Vice-President
               TRANSAMERICA COMMERCIAL FINANCE CORPORATION
               304 Inverness Way South
               Suite 400
               Englewood, CO  80112

          (ii) If to Seller:

               Frank Keery, C.E.O.
               TITAN MOTORCYCLE COMPANY OF AMERICA
               2222 West Peoria
               Phoenix, Arizona 85029

               With a copy to:

               Richard Keyt
               Gallagher & Kennedy, P.A.
               2600 North Central Avenue
               Phoenix, Arizona 85004

     B. Notices shall be deemed received: if delivered, when delivered; or, if mailed, on the earlier of delivery or the fifth business day following the date of mailing.

11.  POWER OF ATTORNEY

     Seller irrevocably appoints and designates Buyer, by any officer or employee, as its attorney-in-fact in its behalf and in the name of seller to endorse the name of Seller upon any check or other instrument payable to Seller or its order which may be received by Buyer for payments due under the Loan Documents after the Purchase Date. Seller agrees that in the event Seller

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receives  any  payments  representing  amounts  due from any  Dealer  after  the
Purchase Date, Seller shall promptly endorse such check or other instrument of payment to the order of Buyer and forward it to Buyer.

12.  ASSIGNMENTS

     Seller's and Buyer's obligations and duties herein shall bind their successors and assigns. Seller's and Buyer's rights and benefits herein shall run to their successors and assigns. Seller and Buyer may not assign this Agreement.

13.  GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws (as opposed to conflicts of laws provisions) of the State of Illinois, Buyer's principal place of business.

14.  HEADINGS AND EXHIBITS

     The Section headings herein are for convenience only and shall not be deemed to explain, limit or amplify the provisions of this Agreement.

15.  ENTIRE AGREEMENT

     This Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and can only be amended by a writing that is duly signed by both parties.

16.  SEVERABILITY

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be deemed invalid under applicable law in any respect, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.  REIMBURSEMENT

     In the event attorney's fees and other costs or expenses are incurred by either party to enforce the obligations of the other party under the terms of this Agreement, the prevailing party shall be reimbursed in full by the other party for such attorney's reasonable fees and other reasonable costs or expenses.

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18.  CONFIDENTIALITY

     Buyer shall regard and preserve as confidential all documents and information delivered to Buyer hereunder and all trade secrets and other confidential information, including, but not limited to, customer lists, pricing information, technical and non-technical information, inventions, processes and products, including information relating, but not limited to, the whole ro any portion or phase of any scientific or technical information, research, know-how, discoveries, inventions, development, design, process, procedure, compositions, formula or improvements, machines, computer programs and other software, any present or future business plans, marketing information, merchandising information, licensing information or financial information obtained by Buyer hereunder or arising out of the property transferred to Buyer; provided such information has not been published or disseminated by Seller, has not otherwise become a matter of general public knowledge pertaining to Seller's business, or is requested pursuant to a subpoena or other court order. All such information shall be deemed confidential. Buyer shall not, without the prior written consent of Seller, use for Buyer's benefit or purposes, or disclose to others at any time any trade secret or other confidential information connected with the business or developments of Seller, except as reasonably necessary for Buyer to realize the benefits arising from the property it purchases hereunder. If the transactions contemplated hereunder do not Close, Buyer shall return to Seller, within ten days of Seller's demand, all originals and copies of all information and documents delivered to Buyer hereunder.

19.  HOLD HARMLESS

     A. Buyer will save, defend and hold Seller harmless from and indemnify Seller against any damages, loss, claim or expense as a result of the breach of any of Buyer's representation, warranties or covenants contained herein, or due to Buyer's failure to meet any obligations under the provisions of this Agreement.

     B. Seller will save, defend and hold Buyer harmless from and indemnify Buyer against any damages, loss, claim or expense as a result of the breach of any of Seller's representations, warranties or covenants contained herein, or due to Seller's failure to meet any obligations under the provisions of this Agreement.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Purchase, Sale and Assignment Agreement by their duly authorized representative on the day and year written above.

ATTEST:                                 TITAN MOTORCYCLE COMPANY OF AMERICA
                                        ("SELLER")
/s/ Barbara S. Keery   (Seal)
-----------------------------
Secretary                               By: /s/ Francis S. Keery
                                            ------------------------------------
                                        Title: C.E.O.
                                               ---------------------------------

ATTEST:                                 TRANSAMERICA COMMERCIAL FINANCE
                                        CORPORATION ("BUYER")

_______________________                 By: /s/ Richard M. Strickler
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------

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